                                                                    EXHIBIT 10.3


                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Acquisition Agreement") is made as of July ___, 1997, by and among INDUSTRIAL DISTRIBUTION GROUP, INC., a Delaware corporation ("IDG"), and the persons listed on the signature pages hereof under the caption "Selling Stockholders."


                             PRELIMINARY STATEMENT

         The Selling Stockholders own all of the issued and outstanding shares of capital stock of Associated Suppliers, Inc., an Oregon corporation (the "Company"). The Company is a distributor that provides flexible procurement solutions, products and services to industrial users that have production and maintenance, repair, operating, and production supply requirements (the "Business"). IDG is a newly formed Delaware corporation created for the purpose of acquiring and consolidating a number of companies that are in a similar line of business as the Company. As part of the consolidation undertaken by IDG, the parties to this Acquisition Agreement have determined that it is in their respective best long- term interests to enter this Acquisition Agreement and other business combinations pursuant to which:

                 (a) IDG will purchase, and each of the Selling Stockholders will sell, pursuant to the terms of this Acquisition Agreement, all of the capital stock of the Company (the "Purchased Shares") to IDG (the "Stock Acquisition");

                 (b) IDG will acquire the stock of all or some of the entities listed in Annex 2 (each, other than the Company, an "Other Founding Company" and, collectively with the Company, the "Founding Companies") pursuant to agreements that (i) provide for the acquisition of the Founding Companies by IDG and (ii) are entered into among those entities and their equity owners, IDG and wholly owned subsidiaries of IDG (collectively, the "Companion Agreements"); and

                 (c) IDG shall, contemporaneously with the effectiveness of the Stock Acquisition, effect a public offering of a portion of the shares of its common stock and issue and sell those shares as contemplated in this Acquisition Agreement.

         The parties to this Acquisition Agreement intend that the Stock Acquisition be deemed a reorganization within the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained herein, the parties hereto hereby agree as follows:





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                                   ARTICLE I

                                  DEFINITIONS

         1.01    CERTAIN DEFINED TERMS.    As used herein, the following terms
have the meanings assigned to them below in this Section 1.01. Capitalized terms used herein and not defined in Section 1.01 have the meanings assigned to them in Section 1.02 of Article I of Annex 1: "Industrial Distribution Group, Inc. Uniform Provisions for the Acquisition of Founding Companies" (the "Uniform Provisions"), the text of which is hereby incorporated herein by reference. References to sections not found herein are to sections in the Uniform Provisions.

         "ACQUISITION AGREEMENT" means Agreement and Plan of Reorganization, including the Disclosure Statement relating hereto and all attached Annexes and Exhibits, as each of the same may be amended, modified or supplemented from time to time pursuant to the provisions hereof or thereof.

         "ACQUISITION CONSIDERATION" has the meaning set forth in Section 2.04.

         "ACQUISITION TRANSACTION" means the Stock Acquisition, and any ancillary transactions contemplated to be consummated in accordance herewith.

         "BALANCE SHEET DATE" means December 31, 1996.

         "BUSINESS" has the meaning set forth in the first paragraph of the Preliminary Statement.

         "CAPITAL STOCK" has the meaning set forth in Section 1.02 of the Uniform Provisions.

         "CERTIFICATE OF MERGER" means (a) if an Entity is a Georgia corporation, the certificate of merger respecting a merger that contains the information required by the GBCC to effectuate such merger; and (b) if an Entity's Organization State is not Georgia, the articles or certificate of merger or other documents respecting such merger that contains the information required by the GBCC and the laws of such Entity's Organization State to effectuate such merger.

         "CHARTER DOCUMENTS" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of that Entity, (b) the bylaws, operating agreement, trust indenture or regulations (or the equivalent governing documents) of that Entity and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

         "CLOSING" has the meaning set forth in Section 7.02 of the Uniform Provisions.

         "CLOSING DATE" has the meaning set forth in Section 7.02 of the Uniform Provisions, which shall be the same date as the IPO Closing Date.





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

         "CLOSING MEMORANDUM" means the form of closing memorandum to be prepared by IDG for the Closing under this Acquisition Agreement in which are included the forms of certificates of officers, the opinions of counsel, and certain other documents to be delivered at the Closing as provided in Article VII.

         "COMPANION AGREEMENTS" has the meaning set forth in the Preliminary Statement.

         "COMPANY" means Associated Suppliers, Inc., an Oregon corporation.

         "COMPANY CAPITAL STOCK" means the common stock, no par value per share, of the Company.

         "COMPANY SUBSIDIARY" has the meaning set forth in Section 1.02 of the Uniform Provisions.

         "CONFIDENTIAL INFORMATION" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

         "CONSOLIDATED COMPANIES" means Company and its wholly owned subsidiaries, Davis Industrial Products Co., an Oregon corporation, Tri-State Industrial Supply Co., a Washington corporation, Supplies for Industry, Inc., a Washington corporation, Mining & Construction Suppliers, Inc., an Arizona corporation, Factory Tool Outlet, Inc., an Oregon corporation, and its fifty percent owned subsidiary, Herramientas Y Servicios USAMEX.

         "COUNSEL FOR IDG" means Kilpatrick Stockton LLP, Atlanta, Georgia.

         "COUNSEL FOR THE COMPANY" means Bayless, Stiner & Murphy, Portland, Oregon.

         "COVENANTING STOCKHOLDER" has the meaning set forth in Section 10.01.

         "CURRENT BALANCE SHEET" means the unaudited consolidated balance sheet of the Consolidated Companies as at the Current Balance Sheet Date.

         "CURRENT BALANCE SHEET DATE" means March 31, 1997.

         "DERIVATIVE SECURITIES" has the meaning set forth in Section 1.02 of the Uniform Provisions.





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

         "DISCLOSURE STATEMENT" means the Schedules and a written statement executed by the Company and each of the Selling Stockholders and delivered to IDG prior to the execution and delivery of this Acquisition Agreement by IDG and Newco in which either (a) exceptions are taken to representations and warranties made by the Company and the Selling Stockholders herein or (b) it is confirmed that no exception is taken to such representations and warranties.

         "EFFECTIVE TIME" has the meaning set forth in Section 2.02.

         "EMPLOYMENT AGREEMENT" means the employment agreement to be entered into as of the Closing Date between William J. Janner and IDG, which shall be substantially in the form of Exhibit B attached hereto.

         "ENTITY" has the meaning set forth in Section 1.02 of the Uniform Provisions.

         "ESCROW ACCOUNT" has the meaning set forth in Section 2.07(c).

         "ESCROW AGENT" means SunTrust Bank, N.A., Atlanta, Georgia.

         "ESCROW AGREEMENT" means the escrow agreement to be entered into on the Closing Date by and among IDG, the Selling Stockholders, and the Escrow Agent, which shall be substantially in the form of Exhibit A attached hereto.

         "ESCROWED SHARES" has the meaning set forth in Section 2.07(c).

         "FOUNDING COMPANIES" has the meaning set forth in the Preliminary Statement.

         "GBCC" means the Georgia Business Corporation Code, O.C.G.A. Section
Section  14-2-101, et. seq.

         "GUARANTEED RECEIVABLES" has the meaning set forth in Section 2.07(b).

         "IDG" means Industrial Distribution Group, Inc., a Delaware corporation.

         "IDG ACQUISITION CANDIDATE" means any Entity engaged in any of the businesses of providing flexible procurement solutions, products and services to industrial users that have production and maintenance, repair and operating supplies requirements which either the Company or IDG or any of their Subsidiaries (i) have entered into discussions regarding a possible acquisition or (ii) have performed an acquisitions analysis with respect to any possible acquisition.

         "IDG COMMON STOCK" means the common stock, par value $.01 per share, of IDG.

         "IMMEDIATE FAMILY MEMBER" has the meaning set forth in Section 1.02 of the Uniform Provisions.

         "INDEMNIFICATION LIMIT" has the meaning set forth in Section 9.07(a).






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

         "IPO PRICE" has the meaning set forth in Section 1.02 of the Uniform Provisions.

         "MANAGEMENT STOCKHOLDERS" means those Selling Stockholders set forth in Annex 7.

         "ORGANIZATION STATE" has the meaning set forth in Section 1.02 of the Uniform Provisions.

         "OTHER FOUNDING COMPANIES" has the meaning set forth in the Preliminary Statement.

         "PRO RATA SHARE" means, for each Selling Stockholder, the fraction expressed as a percentage the numerator of which is the number of shares of outstanding Company Capital Stock owned by that Selling Stockholder and the denominator of which is the total number of shares of outstanding Company Capital Stock owned by all Stockholders, as of the Closing Date.

         "PURCHASED SHARES" has the meaning set forth in the Preliminary Statement.

         "RECEIVABLES DETERMINATION DATE" shall mean the date that is the first anniversary of the Closing Date.

         "RESTRICTED PERIOD" has the meaning set forth in Section 11.01.

         "RETURNS" has the meaning set forth in Section 1.02 of the Uniform Provisions.

         "SCHEDULES" shall mean those certain disclosures made by the Company, the Stockholders, or IDG containing such information, as appropriate, relating to the representations and warranties made by the respective party as set forth in the Disclosure Statement.

         "SELLING STOCKHOLDERS" shall mean all Persons holding record title to any of the shares of the Company Capital Stock, as reflected on the books and records of the Company as of the date hereof.

         "STOCK ACQUISITION" has the meaning set forth in the Preliminary Statement.

         "STOCKHOLDERS" means collectively the Selling Stockholders.

         "STOCKHOLDERS' AGENT" has the meaning set forth in Section 13.01.

         "STOCK INCENTIVE PLAN" means the IDG Stock Incentive Plan adopted or to be adopted by the directors and shareholders of IDG on or prior to the Closing Date, substantially in the form of Exhibit C attached hereto.

         "TERRITORY" has the meaning set forth in Section 10.01(a).

         "THRESHOLD AMOUNT" means 2% of the Indemnification Limit.





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         "TRANSACTION VALUE" means the value expressed in dollars resulting as the product of (a) the aggregate number of shares of IDG Common Stock designated as Acquisition Consideration and allocated to the Selling Stockholders, multiplied by (b) the IPO Price, as discounted by 25%.

         "TRANSFER TAXES" has the meaning set forth in Section 11.06.

         "UNIFORM PROVISIONS" has the meaning set forth in the first paragraph of this Section 1.01.


                                   ARTICLE II

         THE STOCK ACQUISITION; RELATED MATTERS; AND RELATED AGREEMENTS


         2.01 SALE AND TRANSFER OF THE PURCHASED SHARES. Subject to the terms and conditions set forth herein, each Selling Stockholder shall sell to IDG, and IDG shall purchase from such Selling Stockholder, on the Closing Date, the number of Purchased Shares set forth opposite the name of such Selling Stockholder on Annex 4 hereof.

         2.02    THE EFFECTIVE TIME.   The effective time of the Stock
Acquisition (the "Effective Time") will be the time on the Closing Date that the mergers provided for in the Companion Agreements become effective.

         2.03    AGREEMENTS REGARDING COMPANY.  At and as of the Effective
Time:

                 (a) the initial board of directors of the Company will be modified to consist of the persons named in Annex 3, each of whom will hold the office of director of the Surviving Corporation subject to the provisions of the laws of the Organization State of the Company; and

                 (b) the initial officers of the Company will be as set forth in Annex 3, each of whom will serve in such office, subject to the provisions of the laws of the Organization State of the Company, until that person's successor is duly elected to, and, if necessary, qualified for, that office.

         2.04 PURCHASE PRICE. In full consideration for the purchase by IDG of the Purchased Shares, IDG shall pay to the Selling Stockholders the number of shares of IDG Common Stock, and the amount of cash (if any), as provided in Annex 4 (the "Acquisition Consideration").

         2.05    DELIVERY, EXCHANGE, AND PAYMENT.   (a) At the Closing on the
Closing Date each Selling Stockholder, shall deliver to IDG (or any agent that may be appointed by IDG for purposes of this Section 2.05) any and all certificates representing the Purchased Shares held by such Selling Stockholder, and each Selling Stockholder shall, subject to the provisions of Sections 2.05, 2.06 and 2.07(c), be entitled to receive the Acquisition Consideration.All shares





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of IDG Common Stock issuable in the Stock Acquisition will be deemed for all purposes to have been issued by IDG at the Effective Time. Notwithstanding the foregoing, the Stockholders' Agent may, at the instruction of any of the Selling Stockholders, surrender the shares of Company Capital Stock of such Selling Stockholders to IDG and receive the Acquisition Consideration on behalf of such Selling Stockholders, subject to the provisions of Sections 2.05, 2.06 and 2.07 (c).

                 (b) Each Selling Stockholder, or the Stockholders' Agent, will deliver to IDG (or any agent that may be appointed by IDG for purposes of this Section 2.05), on or before the Closing Date, the certificates representing the Purchased Shares owned by the Selling Stockholder, duly endorsed in blank, or accompanied by duly executed stock powers in blank, and with all necessary transfer taxes and other revenue stamps, acquired at the Selling Stockholders' expense, affixed and canceled. Each Selling Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing the Purchased Shares delivered by the Selling Stockholders, or the Stockholders' Agent, as may be requested by IDG.

                 (c) All dividends or other distributions declared or earned after the Effective Time with respect to IDG Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the Selling Stockholders irrespective of whether the shares of IDG Common Stock due to such Selling Stockholders have been delivered thereto. No interest will be payable with respect to any such dividends or other distributions on delivery of the outstanding certificates.

         2.06 FRACTIONAL SHARES. Notwithstanding any other provision herein, no fractional shares of IDG Common Stock will be issued, and any Selling Stockholder who otherwise would be entitled hereunder to receive a fractional share of IDG Common Stock but for this Section 2.06 will be entitled to receive, in lieu thereof, a cash payment for and in the amount (rounded up to the nearest whole cent) equal to that Selling Stockholder's fractional interest in a share of IDG Common Stock multiplied by the IPO Price.

         2.07 RELATED AGREEMENTS. In connection with the Stock Acquisition, each of the parties to this Acquisition Agreement agrees to comply with the provisions of this Section 2.07 as set forth below.

                 (a)  [INTENTIONALLY OMITTED]

                 (b) Guaranteed Receivables. The Selling Stockholders hereby jointly and severally agree to the unconditional and irrevocable guarantee of the collection in full, on or before the Receivables Determination Date, of the gross dollar amount of the receivables set forth in Annex 6 attached hereto (the "Guaranteed Receivables"), for the benefit of the Company, and further agree to secure such guarantee with the Escrowed Shares (as defined in paragraph (c) below). The obligations of the Selling Stockholders under this paragraph shall be limited to such Selling Stockholder's Pro Rata Share of the Indemnification Limit, and shall expire and be of no further effect as to any Guaranteed Receivables remaining uncollected as of the Receivables Determination Date for which a claim has not been made by IDG before 5:00 p.m., Eastern Time, on or before ten business days after the Receivables





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

Determination Dates. For purposes of determining whether any of the Guaranteed Receivables remain uncollected at the Receivables Determination Date, reductions to the Guaranteed Receivables resulting from the return of inventory or other offsets (to the extent such offsets reduce any liability of the Company) shall be considered a collection, and therefore IDG, for the benefit of the Company, shall have no claim against the Selling Stockholders to the extent of such reduction or offset.

                 (c) Escrow Account. On the Closing Date, an aggregate of twenty-five percent (25%) of the shares of IDG Common Stock to be received by the Selling Stockholders as part of the Acquisition Consideration (the "Escrowed Shares"), allocated among the Selling Stockholders as set forth in Annex 4, shall be deposited with the Escrow Agent in a segregated account (the "Escrow Account") pursuant to the Escrow Agreement for a period of up to two years from the Closing Date, for the purpose of securing and funding part of the obligations of the Selling Stockholders and the Company to IDG that may arise pursuant to Section 2.07(b) and Article IX hereof. The Escrowed Shares shall be held in the Escrow Account and disbursed in accordance with the terms of the Escrow Agreement. Notwithstanding the foregoing, the respective Selling Stockholders as the legal owners of the Escrowed Shares, unless and until disposed of in accordance with the terms of this Acquisition Agreement and the Escrow Agreement, shall be entitled to exercise the voting rights and to receive any dividends or other distributions declared and paid with respect to such shares; provided, however, any shares of IDG Common Stock issued with respect to the Escrowed Shares as a result of a stock dividend, share exchange, stock split, or other action in respect of the IDG Common Stock, shall be held in the Escrow Account as additional Escrowed Shares.

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF EACH SELLING STOCKHOLDER

         3.01 REPRESENTATIONS AND WARRANTIES OF EACH SELLING STOCKHOLDER. Each Selling Stockholder represents and warrants to IDG that, as applied solely to such Selling Stockholder, all of the representations and warranties in this
Article III are, as of the date of this Acquisition Agreement, and as amended or supplemented pursuant to Section 6.08, will be, on the Closing Date, true and correct, and do not and will not contain or omit any disclosure that has or will or could have a Material Adverse Effect on the Company or IDG.

         3.02    INCORPORATION OF THE UNIFORM PROVISIONS.   Sections 3.03
through 3.09 of the Uniform Provisions are hereby incorporated herein by reference.





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                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                  THE COMPANY AND THE MANAGEMENT STOCKHOLDERS

         4.01 TRUTHFULNESS OF THE REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND EACH MANAGEMENT STOCKHOLDER. The Company and each Management Stockholder, jointly and severally, represent and warrant to IDG that all of the following representations and warranties in this Article IV are, as of the date of this Acquisition Agreement, and as amended or supplemented pursuant to
Section 6.08, will be, on the Closing Date, true and correct, and do not and will not contain or omit any disclosure that has or will or could have a Material Adverse Effect on the Company or IDG.

         4.02 ORGANIZATION AND CAPITALIZATION OF COMPANY AND THE COMPANY SUBSIDIARY. (a) The Organization State of the Company and each Company Subsidiary is as set forth on Schedule 4.02, and the Company and each Company Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of their respective organization state, (ii) has all requisite corporate power and authority under all applicable laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as it is now conducted and (iii) is duly qualified and in good standing as a foreign corporation in all jurisdictions in which it owns or leases property or in which the carrying on of its business as now conducted so requires, except where the failure to be so qualified, singularly or in the aggregate, would not have a Material Adverse Effect.

                 (b) The authorized, issued, and outstanding Capital Stock of the Company and each Company Subsidiary is as set forth on Schedule 4.02, and, except as set forth in such Schedule, (i) no shares are held by the Company or any Company Subsidiary as treasury shares, and (ii) no outstanding Derivative Securities of the Company or any Company Subsidiary exist.

         4.03    INCORPORATION OF THE UNIFORM PROVISIONS.   Sections 4.04
through 4.33 of the Uniform Provisions are hereby incorporated herein by reference.


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF IDG

         5.01 REPRESENTATIONS AND WARRANTIES OF IDG. IDG represents and warrants to the Company and each Selling Stockholder that all of the following representations and warranties in this Article V are, as of the date of this Acquisition Agreement, and will be, on the Closing Date, true and correct.

         5.02    [INTENTIONALLY OMITTED].





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

         5.03    INCORPORATION OF THE UNIFORM PROVISIONS.   Sections 5.04
through 5.12 of the Uniform Provisions are hereby incorporated herein by reference.


                                   ARTICLE VI

                   COVENANTS EXTENDING TO THE EFFECTIVE TIME

         6.01    INCORPORATION OF THE UNIFORM PROVISIONS. Sections 6.02 through
6.13 of the Uniform Provisions are hereby incorporated herein by reference. Each party to this Acquisition Agreement, subject to the waiver provisions of
Section 11.04, agrees to comply with each covenant set forth therein.


                                  ARTICLE VII

                     THE CLOSING AND CONDITIONS TO CLOSING

         7.01 INCORPORATION OF THE UNIFORM PROVISIONS. Sections 7.02 through 7.05 of the Uniform Provisions are hereby incorporated herein by reference.


                                  ARTICLE VIII

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

         8.01    INCORPORATION OF THE UNIFORM PROVISIONS.   Sections 8.02
through 8.05 of the Uniform Provisions are hereby incorporated herein by reference. From and after the Effective Time, subject to the waiver provisions of Section 11.04, each party hereto (other than the Company) agrees to comply with each covenant therein to be performed or observed by that party.


                                   ARTICLE IX

                                INDEMNIFICATION

         9.01    INCORPORATION OF THE UNIFORM PROVISIONS.   Sections 9.02
through 9.08 of the Uniform Provisions are hereby incorporated herein by reference.





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                                   ARTICLE X

                           LIMITATIONS ON COMPETITION

         10.01 PROHIBITED ACTIVITIES. Each Management Stockholder and each Selling Stockholder owning five percent or more of the Company Capital Stock (each a "Covenanting Stockholder") agrees severally, but not jointly with any other Person, that he or she will not, during the period beginning on the date hereof and ending on the third anniversary of the Closing Date, directly or indirectly, for any reason, for his or her own account, or on behalf of, or together with, any other Person except for, and on behalf of, the Company or any Company Subsidiary:

                 (a) be engaged as an officer or director or in any other managerial or sales capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, or as a sales representative or distributor of any kind, in a business that sells any products or provides any services in competition with the Company, any Company Subsidiary, or IDG or any Subsidiary of IDG (IDG and its Subsidiaries collectively being "IDG" for purposes of this Article X) within a radius of 100 miles of each location in which any of the Company or any Company Subsidiary or IDG was engaged in the Business on the date hereof or on the Closing Date (those locations collectively being the "Territory");

                 (b) call on any natural person who is at that time employed by the Company, any Company Subsidiary, or IDG in any managerial or sales capacity with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary, or IDG;

                 (c) call on any Person who at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary, or IDG within the Territory, of whom the Covenanting Stockholder had knowledge, and contact with, that customer relationship, for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary, or IDG within the Territory; or

                 (d) call on any IDG Acquisition Candidate, with the knowledge of that Person's status as an IDG Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than IDG.

         Notwithstanding the foregoing, any Covenanting Stockholder may own and hold as a passive investment up to one percent (1%) of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is listed for trading or quotation on a national or regional stock exchange registered with the SEC or on The Nasdaq National Stock Market.

         10.02   DAMAGES.   Because of the difficulty in measuring the economic
losses that may be incurred by IDG as a result of any breach by a Covenanting Stockholder of his or her covenants in Section 10.01, and because of the immediate and irreparable damage that could be caused to IDG for which it would have no other adequate remedy, each Covenanting Stockholder





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

agrees that IDG may enforce the provisions of Section 10.01 by any equitable or legal means, including seeking an appropriate injunction or restraining order against that Covenanting Stockholder if a breach of any of those provisions occurs.

         10.03   REASONABLE RESTRAINT.   The parties hereto each agree that
Sections 10.01 and 10.02 impose a reasonable restraint on the Covenanting Stockholders in light of the activities and Business of the Company on the date hereof, the current business plans of IDG as a result of its proposed acquisitions of the Company and the Other Founding Companies (of which each Covenanting Stockholder acknowledges that he or she is aware), and the consideration to be received by each Covenanting Stockholder from IDG as a result of the Merger.

         10.04   SEVERABILITY; REFORMATION.   The covenants in this Article X
are severable and separate, and the unenforceability of any specific covenant in this Article X is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction shall determine that the scope, time, or territorial restrictions set forth in Section 10.01 are unreasonable as applied to any Covenanting Stockholder, the parties hereto, including that Covenanting Stockholder, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Covenanting Stockholder or any other Covenanting Stockholder similarly situated.

         10.05 INDEPENDENT COVENANT. All of the covenants in this Article X are intended by each party hereto to be, and shall be construed as, an agreement independent of any other provision in this Acquisition Agreement, and the existence of any claim or cause of action of any Covenanting Stockholder against IDG, whether predicated on this Acquisition Agreement or otherwise, shall not constitute a defense to the enforcement by IDG of any covenant in this Article X. It is specifically agreed that the period specified in Section
10.01 shall be computed in the case of each Covenanting Stockholder by excluding from that computation any time during which that Covenanting Stockholder is in violation of any provision of Section 10.01. The covenants contained in this Article X shall not be affected by any breach of any other provision hereof by any party hereto.

         10.06   MATERIALITY.   The Company and each Covenanting Stockholder,
severally and not jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated hereby.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.01 RESTRICTIONS ON TRANSFER OF IDG COMMON STOCK. (a) During the two-year period ending on the second anniversary of the Closing Date (the "Restricted Period"), no Selling Stockholder voluntarily will: (i) sell, assign, exchange, transfer, or otherwise dispose of (A) any shares of IDG Common Stock received by any Selling Stockholder in the Stock Acquisition or

(B) any interest in (including any option to buy or sell unless such option is not exercisable until after expiration of the Restricted Period) any of those shares of IDG Common Stock, in whole or in part, and IDG will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of IDG Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of IDG Common Stock acquired pursuant to Section 2.04 (including, for example, engaging in put, call, short-sale, straddle or similar market transactions); provided, however, that this Section 11.01 shall not restrict any transfer of IDG Common Stock acquired by a Selling Stockholder pursuant to Section 2.04 to any of that Selling Stockholder's Related Persons who agree in writing to be bound by the provisions of this Section 11.01. The certificates evidencing the shares of IDG Common Stock delivered to each Selling Stockholder, or the Stockholders' Agent as the case may be, pursuant to Section 2.05 will bear a legend substantially in the form set forth below and containing such other information as IDG may deem necessary or appropriate:

                 EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION DATED JULY __, 1997 AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE TWO-YEAR PERIOD ENDING ON _____________, 1999 (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED PERIOD.

                 (b) Each Selling Stockholder, severally and not jointly with any other Person, (i) acknowledges that the shares of IDG Common Stock to be delivered to that Selling Stockholder, or the Stockholders' Agent, as the case may be, pursuant to Section 2.04 have not been, and will not be, registered under the Securities Act, and therefore may not be resold by that Selling Stockholder without being in compliance with the Securities Act or an exemption thereof, and (ii) covenants that none of the shares of IDG Common Stock issued to that Selling Stockholder pursuant to Section 2.04 will be offered, sold, assigned, transferred or otherwise disposed of except upon full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of IDG Common Stock issued pursuant to Section 2.04 will bear substantially the following legend in addition to the legend prescribed by Section 11.01(a):

                 THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, HAVE BEEN ISSUED PURSUANT TO

                 AND UNDER ONE OR MORE EXEMPTIONS THERETO, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, OR DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

In addition, certificates evidencing shares of IDG Common Stock issued pursuant to Section 2.04 to each Selling Stockholder will bear any legend required by the securities or blue sky laws of the state in which that Stockholder resides.

         11.02 BROKERS AND AGENTS. Except with respect to the retention and remuneration of Barth Smith Company, the Company and the Selling Stockholders jointly and severally represent and warrant to IDG that the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby, and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify IDG against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

         11.03 ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Acquisition Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the parties hereto, the successors of IDG, and the heirs and legal representatives of the Selling Stockholders (and, in the case of any trust, the successor trustees of that trust). Neither this Acquisition Agreement nor any other Transaction Document is intended, or shall be construed, deemed, or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.13, or Article IX, or as otherwise expressly provided herein or therein.

         11.04 ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Acquisition Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Selling Stockholders, the Company, and IDG and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Acquisition Agreement. This Acquisition Agreement may be amended, modified, or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement, or waiver is in writing and signed by the party to be bound thereby, and in the case of each Selling Stockholder, the Stockholders' Agent or such Selling Stockholder. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

         11.05   COUNTERPARTS.   This Acquisition Agreement may be executed in
multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

         11.06   EXPENSES.   Whether or not the transactions contemplated
hereby are consummated, (a) IDG will pay the fees, expenses, and disbursements of IDG and their Representatives that are incurred in connection with the subject matter of this Acquisition Agreement and any amendments thereto, including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by IDG under this Acquisition Agreement, including the costs of preparing the Registration Statement, (b) the Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, all sales, use, transfer, and other similar taxes and fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated hereby, and (c) the Company will pay the fees, expenses, and disbursements of Counsel for the Company incurred in connection with the subject matter of this Acquisition Agreement and the Registration Statement on or before the Closing Date. Notwithstanding the foregoing, and in addition thereto, the parties hereto acknowledge that the Company and IDG are parties to a certain Letter of Intention and Expense Sharing Commitment dated as of February 20, 1997 and agree that such agreement shall continue to be effective with respect to the obligations of the Company to IDG to pay or reimburse certain expenses incurred by IDG in connection with its pursuit of the IPO and the transactions contemplated hereunder.

         The Selling Stockholders will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, each Selling Stockholder acknowledges that he or she, and not the Company or IDG or the Surviving Corporation, will pay all Taxes, if any, due upon receipt of the consideration payable to that Stockholder pursuant to Article II.

         11.07   NOTICES.   All notices required or permitted hereunder shall
be in writing, and shall be deemed to be delivered and received (a) if personally delivered or, if delivered by telegram, facsimile, or courier service, when actually received by the party to whom notice is sent (or upon confirmation of receipt received by the sender), or (b) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                 (i)              if to IDG:

                                  Industrial Distribution Group, Inc.
                                  2500 Royal Place
                                  Tucker, Georgia  30084
                                  Attn.: Chief Executive Officer
                                  Facsimile No.:  (770) 938-7311
                                  Telephone No.:  (770) 243 -4042
                 with copies (which shall not constitute notice for purposes of this Acquisition Agreement) to:

                                  Kilpatrick Stockton LLP
                                  1100 Peachtree Street
                                  Atlanta, Georgia  30309
                                  Attn.:  W. Randy Eaddy, Esq.
                                  Facsimile No.:(404) 815-6555
                                  Telephone No.:  (404) 815-6587

                 (ii) if to a Selling Stockholder, to the address set forth with respect to such Selling Stockholder in Annex 4; and

                 (iii)    if to the Company:

                                  Associated Suppliers, Inc.
                                  2705 N.E. Argyle
                                  Street Portland, Oregon  97211
                                  Attn:  William J. Janner
                                  Facsimile No.:  (503) 288-1828
                                  Telephone No.:  (503) 288 -3252

                 with copies (which shall not constitute notice for purposes of this Acquisition Agreement) to:

                                  Bayless, Stiner & Murphy
                                  1300 S.W. 5th Avenue
                                  Suite 3035
                                  Portland, Oregon  97201
                                  Attn.: Alonzo P. Stiner, Esq.
                                  Facsimile No.:  (503)-223-1332
                                  Telephone No.:  (503) 294-3975

         11.08   GOVERNING LAW.   THIS ACQUISITION AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

         11.09 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power, or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power, or remedy, nor shall it be construed, deemed, or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later;

nor shall any waiver of any single breach or default be construed, deemed, or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

         11.10   TIME.   Time is of the essence in the performance of this
Acquisition Agreement in all respects.

         11.11   REFORMATION AND SEVERABILITY.   If any provision of this
Acquisition Agreement is invalid, illegal, or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal, and enforceable and so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Acquisition Agreement, and in either case the validity, legality, and enforceability of the remaining provisions of this Acquisition Agreement shall not in any way be affected or impaired thereby.

         11.12   REMEDIES CUMULATIVE.   No right, remedy, or election given by
any term of this Acquisition Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies, and elections available at law or in equity.

         11.13   AGREEMENTS RESPECTING THE IPO.   Each of the Company and the
Selling Stockholders acknowledges and agrees that: (a) no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or will occur at all; (b) neither IDG nor any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholders, or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that IDG will use its reasonable best efforts to cause the Registration Statement to become effective prior to October 31, 1997) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of the Selling Stockholders to enter into this Acquisition Agreement, has been made independent of, and without reliance on, any statements, opinions, or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to IDG or the IPO.

         11.14 TREATMENT OF CONFIDENTIAL INFORMATION. (a) Each of the Company and the Selling Stockholders, severally and not jointly with any other Person, acknowledges that it, he or she has or may have had in the past, and in the future may have, access to Confidential Information of the Company and the Company Subsidiaries, the Other Founding Companies and their Subsidiaries, and IDG and its Subsidiaries. Each of the Company and the Stockholders, severally and not jointly with any other Person, agrees that it, he or she will keep confidential all such Confidential Information and, except with the specific prior written consent of IDG, will not disclose such Confidential Information to any Person except: (i) Representatives of IDG, (ii) its own Representatives, provided that such Representatives (other than counsel) agree to the confidentiality provisions of this Section 11.14. Confidential Information shall not include (A) such information that becomes known to the public generally through no fault of any Selling Stockholder, (B) information required to be disclosed by law or the order of any Governmental

Authority under color of law, provided that prior to disclosing any information pursuant to this clause (B), each Selling Stockholder shall, if possible, give prior written notice thereof to IDG and provide IDG with the opportunity to contest such disclosure, or (C) such information that the disclosing party reasonably believes the disclosure of which is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any Selling Stockholder of the provisions of this Section
11.14 with respect to any Confidential Information, IDG shall be entitled to an injunction restraining such Selling Stockholder from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting IDG from pursuing any other remedy available at law or in equity for such breach or threatened breach, including the recovery of Damages.

                 (b) Because of the difficulty of measuring the economic loss that may be incurred by IDG, the Surviving Company, or any IDG Subsidiary as a result of the breach of the covenants in Section 11.14(a), and because of the immediate and irreparable damage that would be caused to IDG and its Subsidiaries for which it would have no other adequate remedy, each of the Company and the Selling Stockholders agrees that IDG may enforce the provisions of Section 11.14(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

                 (c) The obligations of IDG set forth in Section 6.02(d) are incorporated in this Section 11.14 by this reference.

                 (d) The obligations of the parties under this Section 11.14 shall survive the termination of this Acquisition Agreement.


                                  ARTICLE XII

                                  TERMINATION

         12.01   TERMINATION OF THIS ACQUISITION AGREEMENT.   (a) This
Acquisition Agreement may be terminated at any time prior to the Closing solely:

                 (i) by the mutual written consent of IDG and all of the Selling Stockholders;

                 (ii) by the Selling Stockholders, on the one hand, or by IDG, on the other hand, if the conditions to Closing in Section 7 have not either been satisfied or waived and the transactions contemplated by this Acquisition Agreement to take place at the Closing shall not have been consummated by December 31, 1997, unless the failure of such transactions to be consummated results from the willful failure of the party (or in the case of the Selling Stockholders, any of them) seeking to terminate this Acquisition Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by such party prior to or at the Closing or on the Closing Date;

                 (iii) by the Selling Stockholders, on the one hand, or by IDG, on the other hand, if a material breach or default shall be made by the other party (or in the case of the Selling Stockholders, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein and such breach or default shall not have been cured by the breaching or defaulting party or parties within ten (10) days after notice of such breach or default is provided thereto; or

                 (iv)     by IDG if it is entitled to do so as provided in
Section 6.08.

                 (b) If this Acquisition Agreement is terminated pursuant to this Section 12.01, the Stock Acquisition will be deemed for all purposes to have been abandoned and of no force or effect.

         12.02   LIABILITIES IN EVENT OF TERMINATION.   If this Acquisition
Agreement is terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any party hereto except (a) as provided in Section
11.06 and (b) to the extent that such liability is based on the breach by that party of any of its representations, warranties or covenants set forth in this Acquisition Agreement.


                                  ARTICLE XIII

                               POWER OF ATTORNEY

         13.01 APPOINTMENT OF STOCKHOLDERS' AGENT. The Selling Stockholders, and each of them, hereby irrevocably constitute and appoint William J. Janner with an address at 21470 S. Wisteria Road, West Linn, Oregon 97068 (the "Stockholders' Agent") as their agent and attorney-in-fact to modify, amend, or otherwise change this Acquisition Agreement, or any of its terms or provisions (including modifications, amendments, or changes subsequent to Closing), to take all actions and to execute all documents (including all actions and documents required under Article VII hereof) necessary or desirable to consummate the transactions contemplated by this Acquisition Agreement, to tender their shares of Company Capital Stock pursuant to this Acquisition Agreement and to accept the Acquisition Consideration in connection therewith and to take all actions, to execute all documents that may be necessary or desirable in connection therewith (including, without limitation, delivery of the certificates for their shares of Company Capital Stock and execution of such powers of attorney or other instruments as may be necessary to comply with this Acquisition Agreement), to give and receive consents and all notices hereunder, to negotiate and settle claims for indemnification under Article IX hereof, and to perform any other act arising under or pertaining to this Acquisition Agreement and the transactions contemplated hereby. The Selling Stockholders, and each of them, agree that service of process upon the Stockholders' Agent in any action or proceeding arising under or pertaining to this Acquisition Agreement shall be deemed to be valid service of process upon the Selling Stockholders, and any claim by IDG or Newco against the Selling Stockholders, or any of them, in respect to this Acquisition Agreement may be asserted against, and settled with, said

Stockholders' Agent. The Stockholders' Agent shall be deemed to have accepted the appointment herein upon his execution of this Acquisition Agreement.


         13.02 LIABILITY OF AGENT. Nothing contained herein shall be deemed to make the Stockholders' Agent personally liable to the Selling Stockholders because of service in his capacity as agent and attorney-in-fact. In performing any of his duties hereunder, the Stockholders' Agent shall not incur any liability to the Selling Stockholders for losses, damages, liabilities, or expenses, except for his own willful or intentional default.

         13.03 SUCCESSION. In the event of the death, disability, incompetency, or resignation of the original Stockholders' Agent, the successor agent shall be Jerome Kvanvig, 13156 N.W. Harvest, Portland, Oregon 97229. In the event of the death, disability, incompetency, or resignation of any successor Stockholders' Agent, the Selling Stockholders shall, within 30 days after notice from IDG and designate a successor Stockholders' Agent, determined by simple majority vote, who shall have all of the rights, powers, and authority conferred and limitation on personal liability provided by, this
Article XIII, and if the Stockholders fail to designate such successor Stockholders' Agent within such period, IDG may petition a court of appropriate jurisdiction for appointment of a successor Stockholders' Agent.

         13.04 IRREVOCABLE; BINDING ON SUCCESSORS, ETC. It is expressly understood and agreed that the power of attorney and agency created by this
Article XIII is coupled with an interest of the respective parties hereto and shall be binding and enforceable on and against the respective heirs, personal representatives, successors and assigns of the Selling Stockholders, and each of them, and the same shall not be revoked or terminated by the death, disability, bankruptcy, or incompetency of the Selling Stockholders, or any of them, but shall continue to be binding and enforceable by the Stockholders' Agent, and IDG, and their respective successors and on and against the heirs, personal representatives, and successors and assigns of the Selling Stockholders in the manner provided herein.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the parties hereto have executed this Acquisition Agreement as of the date first above written.


                                INDUSTRIAL DISTRIBUTION GROUP, INC., A
                                DELAWARE CORPORATION


                                By:
                                   --------------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                         --------------------------------------



                                ASSOCIATED SUPPLIERS, INC., AN OREGON
                                CORPORATION

                                By:
                                   --------------------------------------------
                                   William J. Janner
                                   Chairman and CEO


                   [signatures continued on following page]

                                SELLING STOCKHOLDERS:


                                By:
                                   --------------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                         --------------------------------------


                                ------------------------------------------------
                                WILLIAM J. JANNER


                                ----------------------------------------------
                                JEROME D. KVANVIG


                                -----------------------------------------------
                                DAVID S. CHAMBERLAIN